Item 2(n) – Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form N-2 (Investment Company Act File No. 811-23158) of our report dated August 18, 2016, relating to the financial statement of Mandatory Exchangeable Trust, appearing in Item 24 of the Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm”.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
October 19, 2016